EXHIBIT 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES FIRST QUARTER 2017 RESULTS

VERO BEACH, Fla., (May 8, 2017) – Bimini Capital Management, Inc. (OTCBB:BMNM), ("Bimini Capital," "Bimini," or the "Company"), today announced results of operations for the three month period ended March 31, 2017.

First Quarter 2017 Highlights

•	Net loss of $0.2 million, or $0.02 per common share
•	Book value per share of $5.70
•	Company to discuss results on Tuesday, May 9, 2017, at 10:00 AM ET

Details of First Quarter 2017 Results of Operations

The Company reported a net loss of $0.2 million for the three month period ended March 31, 2017.   The results for the quarter included net interest income of $0.7 million, net losses on mortgage backed securities and derivative instruments of $0.4 million, losses on retained interests of $0.2 million, advisory services revenue of $1.7 million, dividends on Orchid Island Capital, Inc. ("Orchid") common stock of $0.6 million, net unrealized losses on Orchid common stock of $1.1 million and operating expenses of $1.6 million.

Management of Orchid Island Capital, Inc.

Orchid is managed and advised by Bimini.  As Manager, Bimini is responsible for administering Orchid's business activities and day-to-day operations.  Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel.

Bimini also maintains a common stock investment in Orchid which is accounted for under the fair value option, with changes in fair value recorded in the statement of operations for the current period.  For the three months ended March 31, 2017, Bimini's statement of operations included a fair value adjustment of $(1.1) million and dividends of $0.6 million from its investment in Orchid common stock.  Also during the three months ended March 31, 2017, Bimini recorded $1.7 million in advisory services revenue for managing Orchid's portfolio consisting of $1.3 million of management fees and $0.4 million in overhead reimbursement.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio ("PT MBS") and the structured MBS portfolio, consisting of interest only ("IO") and inverse interest-only ("IIO") securities.  The table below details the changes to the respective sub-portfolios during the quarter.
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - December 31, 2016	$124,298,509	$2,654,565	$3,348,915	$6,003,480	$130,301,989
Securities sold	-	-	(1,654,834)	(1,654,834)	(1,654,834)
Losses on sale	-	-	(689)	(689)	(689)
Return of investment	n/a	(239,555)	(121,568)	(361,123)	(361,123)
Pay-downs	(1,954,608)	n/a	n/a	n/a	(1,954,608)
Premium lost due to pay-downs	(153,920)	n/a	n/a	n/a	(153,920)
Mark to market losses	(162,238)	(63,267)	(57,688)	(120,955)	(283,193)
Market Value - March 31, 2017	$122,027,743	$2,351,743	$1,514,136	$3,865,879	$125,893,622

The tables below present the allocation of capital between the respective portfolios at March 31, 2017 and December 31, 2016, and the return on invested capital for each sub-portfolio for the three month period ended March 31, 2017.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately 7.9% and (0.7)%, respectively, for the first quarter of 2017.  The combined portfolio generated a return on invested capital of approximately 4.2%.
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
March 31, 2017
Market value	$122,027,743	$2,351,743	$1,514,136	$3,865,879	$125,893,622
Cash equivalents and restricted cash(1)	5,078,720	-	-	-	5,078,720
Repurchase agreement obligations	(118,048,957)	-	-	-	(118,048,957)
Total(2)	$9,057,506	$2,351,743	$1,514,136	$3,865,879	$12,923,385
% of Total	70.1%	18.2%	11.7%	29.9%	100.0%
December 31, 2016
Market value	$124,298,509	$2,654,565	$3,348,915	$6,003,480	$130,301,989
Cash equivalents and restricted cash(1)	5,404,697	-	-	-	5,404,697
Repurchase agreement obligations	(121,827,586)	-	-	-	(121,827,586)
Total(2)	$7,875,620	$2,654,565	$3,348,915	$6,003,480	$13,879,100
% of Total	56.7%	19.2%	24.1%	43.3%	100.0%

(1)	Amount excludes restricted cash of $243,360 and $246,740 at March 31, 2017 and December 31, 2016, respectively, related to trust preferred debt funding hedges.
(2)	Invested capital includes the value of the MBS portfolio and cash equivalents and restricted cash, reduced by repurchase agreement borrowings.

Returns for the Quarter Ended March 31, 2017
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Interest income (loss) (net of repo cost)	$927,150	$3,267	$79,065	$82,332	$1,009,482
Realized and unrealized losses	(316,158)	(63,267)	(58,377)	(121,644)	(437,802)
Hedge gains(1)	15,000	n/a	n/a	n/a	15,000
Total Return	$625,992	$(60,000)	$20,688	$(39,312)	$586,680
Beginning capital allocation	$7,875,620	$2,654,565	$3,348,915	$6,003,480	$13,879,100
Return on invested capital for the quarter(2)	7.9%	(2.3)%	0.6%	(0.7)%	4.2%

(1)	Excludes gains of approximately $7,000 associated with trust preferred funding hedges.
(2)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the first quarter of 2017, the Company received approximately $2.3 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate ("CPR") of approximately 8.8% for the first quarter of 2017.  Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):
	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
March 31, 2017	4.8	18.8	8.8
December 31, 2016	5.5	27.3	11.1
September 30, 2016	9.4	19.7	13.6
June 30, 2016	7.8	20.4	12.6
March 31, 2016	11.8	16.6	14.3

Portfolio

The following tables summarize the MBS portfolio as of March 31, 2017 and December 31, 2016:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
March 31, 2017
Fixed Rate MBS	$122,028	96.9%	4.24%	344	1-Oct-46	NA	NA	NA
Total PT MBS	122,028	96.9%	4.24%	344	1-Oct-46	NA	NA	NA
Interest-Only Securities	2,352	1.9%	3.46%	241	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	1,514	1.2%	5.57%	287	25-Apr-41	NA	6.54%	NA
Total Structured MBS	3,866	3.1%	4.28%	259	25-Apr-41	NA	NA	NA
Total Mortgage Assets	$125,894	100.0%	4.24%	341	1-Oct-46	NA	NA	NA
December 31, 2016
Fixed Rate MBS	$124,299	95.4%	4.24%	347	1-Oct-46	NA	NA	NA
Total PT MBS	124,299	95.4%	4.24%	347	1-Oct-46	NA	NA	NA
Interest-Only Securities	2,654	2.0%	3.48%	245	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	3,349	2.6%	5.52%	325	25-Dec-46	NA	3.25%	NA
Total Structured MBS	6,003	4.6%	4.62%	290	25-Dec-46	NA	NA	NA
Total Mortgage Assets	$130,302	100.0%	4.26%	344	25-Dec-46	NA	NA	NA

($ in thousands)
	March 31, 2017		December 31, 2016
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$116,741	92.7%	$120,961	92.8%
Freddie Mac	8,783	7.0%	8,870	6.8%
Ginnie Mae	370	0.3%	471	0.4%
Total Portfolio	$125,894	100.0%	$130,302	100.0%

	March 31, 2017	December 31, 2016
Weighted Average Pass Through Purchase Price	$110.31	$110.31
Weighted Average Structured Purchase Price	$6.02	$6.74
Weighted Average Pass Through Current Price	$107.39	$107.54
Weighted Average Structured Current Price	$8.41	$10.40
Effective Duration (1)	4.692	4.769

(1)
Effective duration is the approximate percentage change in price for a 100 basis point change in rates.  An effective duration of 4.692 indicates that an interest rate increase of 1.0% would be expected to cause a 4.692% decrease in the value of the MBS in the Company's investment portfolio at March 31, 2017.  An effective duration of 4.769 indicates that an interest rate increase of 1.0% would be expected to cause a 4.769% decrease in the value of the MBS in the Company's investment portfolio at December 31, 2016. These figures include the structured securities in the portfolio but not the effect of the Company's funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of March 31, 2017, the Company had outstanding repurchase obligations of approximately $118.0 million with a net weighted average borrowing rate of 0.98%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $125.7 million.  At March 31, 2017, the Company's liquidity was approximately $4.9 million, consisting of unpledged MBS and cash and cash equivalents.

We may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets.  In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a listing of outstanding borrowings under repurchase obligations at March 31, 2017.
($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
ED&F Man Capital Markets, Inc.	$38,905	33.0%	0.95%	$3,621	25
South Street Securities, LLC	34,793	29.5%	1.01%	2,117	23
KGS - Alpha Capital Markets, L.P.	28,271	23.9%	0.94%	1,648	52
Citigroup Global Markets, Inc.	16,080	13.6%	1.06%	1,924	57
	$118,049	100.0%	0.98%	$9,310	35

(1)
Equal to the fair value of securities sold (including accrued interest receivable) and cash posted as collateral, if any, minus the sum of repurchase agreement liabilities, accrued interest payable and securities posted by the counterparty (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding and also its junior subordinated notes by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles ("GAAP") in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  As of March 31, 2017, such instruments were comprised entirely of Eurodollar futures contracts.

The tables below present information related to outstanding Eurodollar futures contracts at March 31, 2017.
($ in thousands)
As of March 31, 2017
	Repurchase Agreement Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2017	$60,000	1.41%	1.42%	$6
2018	60,000	1.90%	1.83%	(40)
2019	60,000	2.32%	2.20%	(76)
2020	60,000	2.60%	2.44%	(99)
2021	60,000	2.80%	2.61%	(111)
Total / Weighted Average	$60,000	2.25%	2.14%	$(320)

($ in thousands)
As of March 31, 2017
	Junior Subordinated Debt Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2017	$26,000	2.01%	1.42%	$(114)
2018	26,000	1.84%	1.83%	(2)
2019	26,000	1.63%	2.20%	147
2020	26,000	1.95%	2.44%	127
2021	26,000	2.22%	2.61%	102
Total / Weighted Average	$26,000	1.93%	2.14%	$260

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.

Book Value Per Share

The Company's Book Value Per Share at March 31, 2017 was $5.70.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At March 31, 2017, the Company's stockholders' equity was $71.9 million, with 12,631,627 Class A Common shares outstanding.

Management Commentary

Commenting on the first quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, "As the year 2017 unfolded, risk markets and particularly the equity markets were buoyed by optimism stemming from developments in Washington generated by the incoming Trump administration.  The President-elect made every effort to let the world and markets know that a Trump administration was going to be very pro-business, and pursue an aggressive legislative agenda that encompassed health-care reform, tax reform, infrastructure projects and regulatory relief. As various cabinet nominations were announced, most of which were from the business world, and the new President continuously met with leaders of most major industries, the equity and risk markets continued to rally, setting new all-time highs in the case of the Dow Industrials and S&P 500 in early March.  Optimism was so high that when the Federal Reserve raised the Fed Funds Rate by 25 bps at their March meeting the markets reacted calmly. By quarter end, the treasury curve in the US was close to unchanged from year end 2016 levels.  The 10-year point of the curve was less than 5 bps lower in yield and short rates were slightly higher – approximately 6.5 bps in the case of the 2 year note and just over 30 bps in the case of the 1 month bill.

"Various members of the Federal Open Market Committee and Fed governors have increasingly discussed the reduction of the Fed's balance sheet as the next phase of the removal of monetary accommodation, in addition to increasing the Fed Funds Rate.  Members of the Fed have indicated that this reduction in the Fed's balance sheet would be accomplished by tapering the reinvestment of the paydowns it receives on its MBS holdings and maturities of the treasury and agency debt holdings. The market, particularly the MBS market, is keenly focused on the timing and extent of a reduction in Fed purchases. The prospect of the largest source of demand for agency MBS reducing its purchases has caused agency MBS assets to cheapen to comparable duration treasuries.  Further, the flattening of the US treasury yield curve described above also negatively impacted MBS asset valuations, as the prospects for net interest income from owning the assets diminished.  Prepayment speeds moderated during the quarter with the combination of the typical seasonal slowdown coupled with substantially higher mortgage rates versus levels prior to the election.  Prepayment speeds appear to have hit their trough in February – based on the report released in March – before picking up again slightly in March and again in April – based on the reports released in April and May, respectively.

"These developments in the rates and MBS markets caused both our PT RMBS and structured RMBS to incur modest mark to market losses for the quarter.    Inclusive of these mark to market losses returns for the various sub-portfolios for the quarter were 7.9% for the pass-through sub-portfolio and (0.7%) for the structured sub-portfolio, not annualized. There was no significant trading activity in either portfolio this quarter. We sold one large inverse IO position which, in conjunction with pay-downs, caused the capital allocation to shift away from structured RMBS during the first quarter.  The allocation to the structured securities portfolio declined from 43.3% at December 31, 2016 to 29.9% at March 31, 2017. This is not intended to represent a shift in our strategy, as the structured securities allocation will move back towards the December 31, 2016 level once a suitable asset can be acquired.  This will be done in conjunction with growth in the pass-through portfolio as our cash balances continue to grow.

"The early days of the second quarter of 2017 have been quite volatile.  The 10-year T-Note rallied approximately 40 bps from March 13, 2017 through April 18, 2017 but has since reversed most of this move and currently yields 2.36% as of this morning.  The rally was caused by a combination of geo-political events, softer economic data in March and Q1 generally, and a lack of progress by the Trump administration on its legislative agenda. The market reversal was driven by the same factors reversing course and/or abating in the case of geo-political events.  In fact, last week the Fed concluded their May meeting and the statement issued strongly hinted at another hike in June.  The market reaction was again muted, implying the markets and economy are strong enough to withstand additional removal of accommodation. To the extent the Trump administration has any success with its legislative agenda such legislation will likely be even more supportive of a very healthy economy.

"Outside of market developments, advisory services revenue benefited from modest growth at Orchid Island during the first quarter. Growth in advisory services revenue should enable us to grow our portfolio operations as mentioned above. The Company's retained interests continue to cash flow and add to funds available for deployment in the portfolio, although such cash flows moderated somewhat in the current quarter."

Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of March 31, 2017, and December 31, 2016, and the unaudited consolidated statements of operations for the three months ended March 31, 2017 and 2016.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - Amounts Subject To Change)

	March 31, 2017	December 31, 2016
ASSETS
Mortgage-backed securities	$125,893,622	$130,301,989
Cash equivalents and restricted cash	5,322,080	5,651,437
Investment in Orchid Island Capital, Inc.	15,185,160	15,108,240
Accrued interest receivable	490,831	512,760
Retained interests	501,025	1,113,736
Deferred tax assets, net	63,977,430	63,833,063
Other assets	6,651,884	6,349,179
Total Assets	$218,022,032	$222,870,404

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$118,048,957	$121,827,586
Junior subordinated notes	26,804,440	26,804,440
Other liabilities	1,228,782	2,091,480
Total Liabilities	146,082,179	150,723,506
Stockholders' equity	71,939,853	72,146,898
Total Liabilities and Stockholders' Equity	$218,022,032	$222,870,404
Class A Common Shares outstanding	12,631,627	12,631,627
Book value per share	$5.70	$5.71

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Three Months Ended March 31,
	2017	2016
Interest income	$1,292,676	$817,464
Interest expense	(283,194)	(127,903)
Net interest income, before interest on junior subordinated notes	1,009,482	689,561
Interest expense on junior subordinated notes	(292,184)	(263,611)
Net interest income	717,298	425,950
Losses on MBS and derivative agreements	(416,302)	(1,356,260)
Net portfolio income (loss)	300,996	(930,310)
Other income	952,614	3,015,000
Expenses	(1,599,543)	(1,369,945)
Net (Loss) income before income tax (benefit) provision	(345,933)	714,745
Income tax (benefit) provision	(131,716)	268,754
Net (loss) income	$(214,217)	$445,991

Basic and Diluted Net (Loss) Income Per Share of:
CLASS A COMMON STOCK	$(0.02)	$0.04
CLASS B COMMON STOCK	$(0.02)	$0.04

	Three Months Ended March 31,
Key Balance Sheet Metrics	2017	2016
Average MBS(1)	$128,097,806	$96,592,368
Average repurchase agreements(1)	119,938,271	90,013,904
Average stockholders' equity(1)	72,043,376	68,863,877

Key Performance Metrics
Average yield on MBS(2)	4.04%	3.39%
Average cost of funds(2)	0.94%	0.57%
Average economic cost of funds(3)	1.33%	0.77%
Average interest rate spread(4)	3.10%	2.82%
Average economic interest rate spread(5)	2.71%	2.62%

(1)	Average MBS, repurchase agreements and stockholders' equity balances are calculated using two data points, the beginning and ending balances.
(2)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. invests primarily in, but is not limited to investing in, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.  In addition, Bimini generates a significant portion of its revenue serving as the manager of the MBS portfolio of Orchid Island Capital, Inc.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Tuesday, May 9, 2017, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 18764826.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at www.biminicapital.com, and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com